UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934

July 3, 2007

Homeland Security Capital Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	814-00631	52-2050585
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4100 North Fairfax Drive, Suite 1150, Arlington, Virginia	22203-1664
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:	(703) 528-7073

_________________________________________________
 (Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act  (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On July 3, 2007, Homeland Security Capital Corporation (the “Company”) entered into an agreement to sell its majority-owned subsidiary, Security Holding Corp.(“SHC”) to Vuance Ltd. (“Vuance”). Pursuant to the terms of the Purchase Agreement, dated July 3, 2007, by and among the Company, as majority shareholder of SHC, the other shareholders of SHC (the “Minority Shareholders”) and SuperCom, Inc., a Delaware corporation and wholly owned subsidiary of Vuance (“SuperCom”), SuperCom will acquire all of the issued and outstanding capital stock of SHC for a purchase price of $5.1 million, payable in Vuance ordinary (common) shares. The closing of the sale is scheduled to take place in mid-August 2007 and is subject to certain conditions, including the approval of the purchase agreement by the shareholders of Vuance.

On the closing of the transaction, the number of Vuance shares issued will be calculated based on the volume-weighted average closing price of Vuance’s ordinary shares for the 15 trading days prior to the closing date; however, the Purchase Agreement provides that the shares cannot be priced lower than $5.170 or higher than $5.714. At the closing, Vuance will also assume all obligations of SHC under a certain note currently in the amount of $467,582. Alternatively, Vuance, at its discretion, may issue Vuance ordinary shares in exchange for the note, in which event all of SHC's obligations under the note shall terminate. The Company and the other shareholders of SHC have agreed to certain lock-up periods during which they will not sell or otherwise dispose of the Vuance shares.

The Purchase Agreement contains representations and warranties the parties made to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the contract between the parties to the Purchase Agreement and may be subject to important qualifications and limitations agreed by the parties in connection with negotiating its terms. Moreover, certain representations and warranties may not be accurate or complete as of any specified date because they are subject to a contractual standard of materiality different from those generally applicable to shareholders or were used for the purpose of allocating risk between the parties rather than establishing matters as facts. For the foregoing reasons, you should not rely on the representations and warranties as statements of factual information.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the actual terms of the Purchase Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated by reference herein in its entirety

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(a) Not applicable

(b) Not applicable

(c) Exhibit No. Description

Exhibit	Description	Location

Exhibit 10.1	Purchase Agreement, dated as of July 3, 2007, between the Company, the other shareholders of Security Holding Corp., and SuperCom, Inc.	Provided herewith

Exhibit 99.1	Press Release Dated July 9, 2007	Furnished with this report

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 9, 2007	Homeland Security Capital Corporation

	By:	/s/ C. Thomas McMillen
Name: C. Thomas McMillen
Title: President and Chief Executive Officer